UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

                On December 4, 2007, VCG Holding Corp. (the “Company”) borrowed $6,000,000 (the “Loan”) pursuant to the terms of a Balloon Promissory Note (the “Note”) issued to Sunshine Mortgage Investors, Inc. (“Lender”).  Pursuant to the terms of the Note, the principal amount of the Loan bears interest at the rate of 14% per annum and interest is payable on a monthly basis.  The principal amount of the Loan and any accrued but unpaid interest thereon are due on December 5, 2008.

                The loan is secured by (i) limited guarantees from Lowrie Management, LLLP (“Lowrie Management”), an investment entity controlled and majority-owned by the Company’s Chairman and Chief Executive Officer, Troy H. Lowrie, and VCG Real Estate Holdings, Inc. (“VCG Real Estate”), a wholly-owned subsidiary of the Company, (ii) the Company’s pledge of 100% of the shares of common stock in its wholly-owned subsidiary, Kenja II, Inc., which entity owns and operates the Company’s adult entertainment nightclub operated under the name “Platinum Plus” in Hialeah, Florida, (iii) Lowrie Management’s pledge of 238,500 shares of common stock of the Company and (iv) deeds of trust and mortgages on six parcels of real property owned by the Company, Lowrie Management and VCG Real Estate in Maricopa County, Arizona, Arapahoe County, Colorado, Denver County, Colorado, St. Clair County, Illinois, Jefferson County, Kentucky and Tarrant County, Texas.  The pledged securities have been deposited into an escrow account for the benefit of Lender until such time as the Loan and all interest and other fees due thereon have been repaid in full.  The Company is prohibited from issuing any securities until such time as the Loan has been repaid in full.

                In the event the Company breaches its obligations under the Note or the security documents described above, then the entire principal amount of the Loan and all accrued but unpaid interest thereon shall become immediately due and payable with default interest at the maximum legal rate of interest chargeable under applicable law.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Balloon Promissory Note dated December 4, 2007

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: December 10, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer